EXHIBIT 99.1

Senior Executive Officer	Title

Robert J. Keller	President and Chief Executive Officer

Joseph R. Doolan	Vice President and Controller

George H. Hepburn, III	Senior Vice President and Chief Financial Officer

David J. LaBonte	Senior Vice President, Operations

James M. McClenahan	Senior Vice President, Sales and Marketing

Mark E. McDermott	Senior Vice President and Chief Information Officer

Pamela R. Schneider	Senior Vice President, General Counsel and Secretary

Karen R. Tulloch	Senior Vice President, Human Resources